*040101*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

| Filed in the office of | Document Number |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | 20120767892-94 |
| | Filing Date and Time<br>11/13/2012 12:29 PM |
| | Entity Number<br>E0587332012-5 |

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** OVERTECH CORP.

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: INCORP SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.0010 Number of shares *without par value:* 0

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) PAVEL ROZUM
Name
2360 CORPORATE CIRCLE - SUITE 400 | HENDERSON | NV | 89074-7722
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

**5. Purpose:** (optional; see instructions)

*The purpose of the corporation shall be:*
ANY LEGAL PURPOSE

**6. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

INCORP SERVICES, INC.
Name

X INCORP SERVICES, INC.
**Incorporator Signature**

2360 CORPORATE CIRCLE - SUITE 400 | HENDERSON | NV | 89074-7722
Address | City | State | Zip Code

**7. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

X INCORP SERVICES, INC. 11/13/2012
**Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that

OVERTECH CORP.,  did on November 13, 2012, file in this office the original Articles of

Incorporation; that said  Articles of Incorporation are now on file and of record in the office of the

Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my

hand and affixed the Great Seal of State, at my

office on November 13, 2012.

ROSS MILLER

Secretary of State

Certified By: Electronic Filing

Certificate Number: C20121113-1834

You may verify this certificate

online at http://www.nvsos.gov/

ROSS MILLER

Instructions for Initial List,

Secretary of State

202 North Carson Street

Registered Agent and State

Carson City, Nevada 89701-4201

(775) 684-5708

Business License Application

Website: www.nvsos.gov

ATTENTION:   You may now file your initial or annual list online at www.nvsos.gov

IMPORTANT:  READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

ATTENTION  Entities that are required to file an initial or annual list of officers with the Secretary of State are now required to file for the State Business License at the time their list is due as part of the annual list filing, unless specifically exempt.  The State Business License fee is $200.00.  A penalty of $100.00 is required for late business license renewals.

TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1.    The NAME and FILE NUMBER of the entity EXACTLY as it is registered with this office.

2.    The FILING PERIOD is the month and year of filing TO the month and year 12 months from that date.  Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.

3.    The name and address of the REGISTERED AGENT and OTHER names and addresses as required on

The list should be entered in the boxes provided on the form.  Limited-Liability Companies MUST

Indicate whether MANAGER or MANAGING MEMBER is being listed.

4.    If qualified for a statutory exemption from the State Business License, enter the applicable code in the area provided.  If claiming exemption, a Declaration of Eligibility for State Business License

Exemption must accompany initial list.

5.    The SIGNATURE, including his/her title and date signed MUST be included in the areas provided at the bottom of the form.

6.    Completed FORM, FEES and applicable PENALTIES must be returned to the Secretary of State.

Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the

Secretary of State by the close of the business on the due date.  Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late.

Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

FILING FEE:  The filing fee for an initial list is $125.00, in addition to the State Business License fee.  Nonprofit corporations and corporations sole are not required to maintain a State Business License or pay the additional fee.

Nonprofit corporation initial lists are $25.00.

ADDITIONAL FORMS  may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES:  To receive one file stamped copy, please mark the appropriate check box on the list.

Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES:  To order a certified copy, enclose an additional $30.00 and appropriate instructions.   A copy fee

of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE:  Filing may be expedited for an additional $125.00 fee for 24-hour service, $500.00 for 2-hour service and $1000.00 for 1-hour service.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE:

SATELLITE OFFICE:

Regular and Expedited Filings

Expedited Filings Only

Secretary of State

Secretary of State – Las Vegas

Status Division

Commercial Recordings Division

202 North Carson Street

555 East Washington Ave, Suite 5200

Carson City NV  89701-4201

Las Vegas NV  89101

Phone: 775-684-5708

Phone: 702-486-2880

Fax: 775-684-7123

Fax: 702-486-2888